Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-61782 of Mountain Bank Holding Company on Form S-8 of our report, dated February 27, 2006, relating to the consolidated financial statements of Mountain Bank Holding Company which appear in this Form 10-K for the year ended December 31, 2005.

/s/ MCGLADREY & PULLEN, LLP

Tacoma, Washington March 10, 2006